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As filed with the Securities and Exchange Commission on January 24, 2014

Registration No. 333-192854

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IAC/InterActiveCorp
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5990 (Primary Standard Industrial Classification Code Number)	59-2712887 (IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE
555 West 18th Street
New York, NY 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of each of the registrants' principal executive offices)

Gregg Winiarski, Esq.
Senior Vice President, General Counsel
555 West 18th Street
New York, NY 10011
(212) 314-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew J. Nussbaum, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
About, Inc.*	Delaware	5990	13-4034015
APN, LLC*	Delaware	5990	27-1410575
Aqua Acquisition Holdings LLC*	Delaware	5990	16-1698609
CityGrid Media, LLC*	Delaware	5990	26-3118574
Dictionary.com, LLC*	California	5990	33-0822806
Elicia Acquisition Corp.*	Delaware	5990	02-0591181
HomeAdvisor, Inc.*	Delaware	5990	84-1489960
HTRF Ventures, LLC*	Delaware	5990	13-4188199
Humor Rainbow, Inc.*	New York	5990	54-2109416
IAC Falcon Holdings, LLC*	Delaware	5990	20-2758526
IAC Search & Media, Inc.*	Delaware	5990	94-3334199
IAC Search, LLC*	Delaware	5990	45-4419646
Match.com International Holdings, Inc.*	Delaware	5990	20-3865523
Match.com, Inc.*	Delaware	5990	26-4278917
Match.com, L.L.C.*	Delaware	5990	46-0478183
Mindspark Interactive Network, Inc.*	Delaware	5990	06-1541603
Mojo Acquisition Corp.*	Delaware	5990	20-3865623
People Media, Inc.*	Delaware	5990	26-0192058
People Media, LLC*	Arizona	5990	86-1018174
Shoebuy.com, Inc.*	Delaware	5990	04-3491185
Tutor.com, Inc.*	Delaware	5990	04-3441166

*
All subsidiary guarantor registrants have the following principal executive office:

c/o IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
(212) 314-7300

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2014.

PROSPECTUS

$500,000,000

EXCHANGE OFFER FOR
4.875% SENIOR NOTES DUE 2018
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
4.875% SENIOR NOTES DUE 2018

        IAC/InterActiveCorp is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $500,000,000 of our 4.875% Senior Notes due 2018 (which we refer to as the "exchange notes") for an equal principal amount of our outstanding 4.875% Senior Notes due 2018. When we refer to "old notes," we are referring to the outstanding 4.875% Senior Notes due 2018. The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same indenture as the old notes.

        The exchange offer expires at 5:00 p.m., New York City time, on                     , 2014, unless extended.

Terms of the Exchange Offer

  •
  We will exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

  •
  Certain of our subsidiaries, which are the same subsidiaries that guarantee our 4.75% Senior Notes due 2022 (the "4.75% Senior Notes"), will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be unsubordinated unsecured obligations of the subsidiary guarantors. Certain additional subsidiaries may be required to guarantee the exchange notes, and the guarantees of the subsidiary guarantors will terminate, in each case in the circumstances described under "Description of the exchange notes—Note guarantees."

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption "Certain U.S. federal income tax considerations."

  •
  There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

        See "Risk factors" beginning on page 9 for a discussion of the factors you should consider in connection with the exchange offer.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See "Plan of distribution."

The date of this prospectus is                  , 2014.

i

        In this prospectus, unless we indicate otherwise or the context requires, "we," "us," "our," "IAC," and the "Company," refer to IAC/InterActiveCorp and its consolidated subsidiaries, including the Subsidiary Guarantors (as hereinafter defined); the term "Subsidiary Guarantors" refers to those subsidiaries of IAC that guarantee the exchange notes and the old notes; and "notes" refers to the old notes and the exchange notes collectively.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

 Information incorporated by reference

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File Number 000-20570) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding information deemed to be furnished and not filed with the SEC):

  •
  Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013 (the "2012 10-K");

  •
  Quarterly Reports on Form 10-Q for the Quarter ended March 31, 2013, filed on May 8, 2013, the Quarter ended June 30, 2013, filed on August 8, 2013, and the Quarter ended September 30, 2013, filed on November 8, 2013 (the "Q3 2013 10-Q");

  •
  Definitive Proxy Statement on Schedule 14A, filed on April 30, 2013; and

  •
  Current Reports on Form 8-K filed on May 3, 2013, July 2, 2013, November 12, 2013, November 15, 2013 and December 20, 2013.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Attn: Investor Relations
(212) 314-7300

        To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than              , 2014. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See "Exchange offer" for more detailed information.

        Except as expressly provided above, no other information is incorporated by reference into this prospectus.

 Where you can find more information

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the exchange notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

        We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. In addition, the Company makes available, free of charge through its website at www.iac.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including related amendments) as soon as reasonably practicable after they have been electronically filed with (or furnished to) the SEC.

        Neither the information on the Company's website, nor the information on the website of any IAC business, is incorporated by reference in this prospectus, or in any other filings with, or in any other information furnished or submitted to, the SEC.

Forward-looking information

        This prospectus, the documents incorporated by reference and other written reports and oral statements made from time to time by the Company may contain forward-looking statements that involve risks and uncertainties. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: IAC's future financial performance, IAC's business prospects and strategy, anticipated trends and prospects in the industries in which IAC's businesses operate and other similar matters. These forward-looking statements are based on IAC management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

        Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others the risk factors set forth below and other risks detailed in our public filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2012. Other unknown or unpredictable factors that could also adversely affect IAC's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this prospectus. IAC does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Please carefully review and consider the various disclosures made in this prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

 Market and industry data

        We obtained the market and certain other data used in this prospectus and the information incorporated by reference herein from our own research, surveys or studies conducted by third parties and industry or general publications, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. As a result, you should be aware that the industry and market data included in this prospectus and the information incorporated by reference herein, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information.

Summary

        This summary highlights information that is contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the information in the section entitled "Risk Factors" and our financial statements and the related notes thereto and other financial data included elsewhere in this prospectus, as well as the information incorporated by reference into this prospectus.

Our Company

        IAC is a leading media and internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor.com and Vimeo.com. Focused in the areas of search, applications, online dating, local and media, IAC's family of websites is one of the largest in the world, with more than a billion monthly visits across more than 30 countries. The results of operations of IAC's various businesses are reported within the following five segments: Search & Applications, Match, Local, Media and Other.

Our operating segments

Search & Applications

        Our Search & Applications segment consists of: (i) Websites, including Ask.com, About.com, Dictionary.com and CityGrid Media, through which we provide search services and content, and (ii) Applications, including our direct to consumer downloadable applications business (B2C) and our partnership operations (B2B), as well as our Ask.com and Dictionary.com downloadable applications.

        Our B2C operations business develops, markets and distributes a variety of downloadable search and other applications to consumers and our B2B applications business works closely with partners in the software, media and other industries to design and develop customized browser-based search applications to be bundled and distributed with these partners' products and services.

        Our Websites and Applications businesses provide search services to our users. These search services generally involve the generation and display of a set of hyperlinks to websites deemed relevant to search queries entered by users. Paid listings are advertisements displayed on search results pages that generally contain a link to an advertiser's website. The paid listings we display are furnished by Google Inc. through a services agreement.

Match

        Through the brands and businesses within our Match segment, we are a leading provider of subscription-based and ad-supported online personals services in North America, Europe, Latin America, Australia and Asia. We provide these services through websites and applications that we own and operate. Our European operations are conducted through an 87.5% stake in Meetic, S.A. ("Meetic"), which is based in France. As of September 30, 2013, we collectively provided online personals services to approximately 3.3 million subscribers across all of our sites. In addition, we own a 20% interest in Zhenai Inc., a leading provider of online dating and matchmaking services in China.

Local

        Our Local segment consists of HomeAdvisor, which includes Felix. HomeAdvisor is a leading online marketplace that matches consumers with home services professionals in the United States. HomeAdvisor connects consumers, by way of patented proprietary technologies, with home service professionals, all of which are pre-screened and the majority of which are customer rated. HomeAdvisor also operates businesses in the online home services space in France and the United Kingdom under various brands.

        Felix is a pay per call advertising service that was acquired in August 2012. Felix powers local commerce by connecting consumers to local businesses at the moment they are ready to make a purchase decision. Felix's patented speech recognition technology allows local businesses to only pay for high quality phone calls from consumers interested in doing business with them.

Media

        Our Media segment consists primarily of Vimeo, Electus, Connected Ventures (which operates CollegeHumor Media and Notional), The Daily Beast and DailyBurn.

        Vimeo is a leading video hosting platform for creative professionals and consumers, offering video creators tools to create, share, distribute and monetize their content online. Electus is an integrated multimedia entertainment studio that unites producers, creators, advertisers and distributors to produce video content for distribution across a variety of platforms in the United States and various jurisdictions abroad.

        Connected Ventures operates CollegeHumor Media, an online entertainment company targeting males ages eighteen to forty-nine through CollegeHumor.com and other websites, as well as Notional, a content production studio which creates long-form content for distribution through traditional media channels.

        The Daily Beast operates TheDailyBeast.com, a website dedicated to news, commentary, culture and entertainment that curates and publishes existing and original online content from its own roster of contributors. DailyBurn is a health and fitness property that provides streaming fitness and workout videos across a variety of platforms, including iPhone, iPad and Android.

Other

        Our Other segment consists primarily of Shoebuy.com and Tutor.com. Shoebuy.com is a leading internet retailer of footwear and related apparel and accessories. Tutor.com is an online tutoring solution, which was acquired in December 2012.

Company information

        IAC is a Delaware corporation. The mailing address of our principal executive offices is 555 West 18th Street, New York, NY 10011, and our telephone number at that location is (212) 314-7300. Our website address is IAC.com. The information contained in or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

 Summary terms of the exchange offer

        Set forth below is a brief summary of some of the principal terms of the exchange offer. In this summary of the offering, "we," "us," "our," "IAC," and the "Company" refer only to IAC/InterActiveCorp and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled "Exchange offer" later in this prospectus for a more detailed description and understanding of the terms of the notes.

The exchange offer	We are offering to exchange up to $500,000,000 in aggregate principal amount of our 4.875% Senior Notes due 2018, which we refer to in this prospectus as the "exchange notes," for an equal principal amount of the old notes.
Expiration of the exchange offer; withdrawal of tender

The exchange offer will expire at 5:00 p.m., New York City time, on              , 2014, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See "Exchange offer—Conditions" for more information regarding the conditions to the exchange offer.

Procedures for tendering notes

To tender old notes held in book-entry form through the Depository Trust Company, or "DTC," you must transfer your old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or "ATOP" system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are acquiring the exchange notes in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act);
• you are not engaged in and do not intend to engage in a distribution of the exchange notes (within the meaning of the Securities Act);

• you are not our "affiliate" (as defined in Rule 405 under the Securities Act); and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special procedures for beneficial owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See "Exchange offer—Procedures for tendering."

Guaranteed delivery procedures

If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under "Exchange offer—Guaranteed delivery procedures."

Consequences of failure to exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See "Exchange offer—Consequences of failure to tender."

Certain U.S. federal income tax considerations	The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain U.S. federal income tax considerations."

Transferability

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "Exchange offer—Procedures for tendering"). However, any holder of old notes who:

• is one of our "affiliates" (as defined in Rule 405 under the Securities Act),
• does not acquire the exchange notes in the ordinary course of business,
• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offer, or
• is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of distribution."

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Exchange agent	Computershare Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under "Exchange offer—Exchange agent."

 Summary terms of the exchange notes

        Set forth below is a brief summary of some of the principal terms of the exchange notes. In this summary of the offering, "we," "us," "our," "IAC," and the "Company" refer only to IAC/InterActiveCorp and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled "Description of the exchange notes" later in this prospectus for a more detailed description and understanding of the terms of the notes.

        The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

  •
  the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends,

  •
  the exchange notes will not be entitled to registration rights, and

  •
  the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer	IAC/InterActiveCorp
Securities offered	$500 million aggregate principal amount of 4.875% Senior Notes due 2018.
Stated maturity date	The exchange notes will mature on November 30, 2018.
Interest	The exchange notes will accrue interest at a rate of 4.875% per year from November 15, 2014, until maturity or earlier redemption.
Interest payment dates	May 30 and November 30 of each year, commencing May 30, 2014.
Optional redemption

At any time prior to November 30, 2014, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a "make-whole premium," as described under "Description of the exchange notes—Optional redemption."

The exchange notes will be redeemable at our option, in whole or in part, at any time on or after November 30, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to November 30, 2014, we may redeem up to 40% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings at a redemption price of 104.875% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption.

Change of control

If we experience specific kinds of changes of control, we will be required to make an offer to purchase the exchange notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. See "Description of the exchange notes—Change of control."

Guarantees

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by each of our subsidiaries that guarantee our 4.75% Senior Notes and our Revolving Credit Facility that we entered into by and among ourselves, certain of our subsidiaries, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent, on December 21, 2013 (the "Revolving Credit Facility"). See "Description of exchange notes—Note guarantees." As of September 30, 2013, the subsidiary guarantors accounted for approximately $1.9 billion, or 50%, of our total consolidated assets. The subsidiary guarantors also accounted for approximately $2.0 billion, or 70%, and approximately $1.6 billion, or 69%, of our total consolidated revenue for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. See "Note 22—Guarantor and Non-Guarantor Financial Information" included in Exhibit 99.1 to our Current Report on Form 8-K filed on May 3, 2013 and "Note 12—Guarantor and Non-Guarantor Financial Information" included in our Q3 2013 10-Q, each of which is incorporated by reference herein, for condensed consolidating financial information with respect to the combined guarantor subsidiaries that guarantee our 4.75% Senior Notes and will guarantee the exchange notes.

Ranking

The exchange notes will rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the exchange notes and will rank equal in right of payment to all existing and future unsubordinated indebtedness, including our 4.75% Senior Notes and our Revolving Credit Facility. However, the exchange notes will be effectively subordinated to all of our and our subsidiaries' secured indebtedness, including indebtedness under our Revolving Credit Facility to the extent of the value of the collateral securing such indebtedness. The guarantees will rank senior in right of payment with the guarantors' existing and future indebtedness that is expressly subordinated in right of payment to the exchange notes and equal in right of payment to their existing and future unsubordinated indebtedness. The exchange notes and guarantees will also be structurally subordinated to the indebtedness and other obligations of our non-guarantor subsidiaries with respect to the assets of such entities.

On an adjusted basis giving effect to the issuance of the old notes on November 15, 2013, as of September 30, 2013, we would have had a total debt outstanding of approximately $1,080.0 million, of which $80 million would have been secured, and borrowing availability of $300 million under our Revolving Credit Facility.

Certain covenants	The indenture governing the exchange notes, among other things, restricts our ability to:
• create liens on certain assets;
• incur additional debt;
• make certain investments and acquisitions;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
• sell certain assets;
• pay dividends on or make distributions in respect of our capital stock or make restricted payments;
• enter into certain transactions with our affiliates; and
• place restrictions on distributions from subsidiaries.

These covenants are subject to important exceptions and qualifications. See "Description of the exchange notes—Certain covenants." In addition, at any time when the exchange notes are rated investment grade by both Moody's and Standard & Poor's and no default or event of default has occurred and is continuing under the indenture, we and our subsidiaries will not be subject to many of the foregoing covenants. See "Description of the exchange notes—Certain covenants—Suspension event."

Absence of a public market for the exchange notes

The exchange notes generally are freely transferable but are also new securities for which there is not initially a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk factors	See "Risk factors" beginning on page 9 for a discussion of some of the key factors you should carefully consider before deciding to exchange your old notes for exchange notes.

Risk factors

        You should consider carefully various risks, including those described below and all of the information about risks included in the documents incorporated by reference in this prospectus, including under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, along with the information provided elsewhere in this prospectus. These risks could adversely and materially affect our ability to meet our obligations under the exchange notes, and you, under the circumstances described in this section, could lose all or part of your investment in, and fail to achieve the expected return on, the exchange notes.

Risks related to the exchange notes and this exchange offer

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and the guarantors may incur additional indebtedness, including secured indebtedness.

        On an as adjusted basis giving effect to the issuance of the old notes on November 15, 2013, as of September 30, 2013, we would have had total debt outstanding of approximately $1,080.0 million, of which $80 million would have been secured, and borrowing availability of $300 million under the Revolving Credit Facility.

        Our indebtedness could have important consequences, such as:

  •
  limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

  •
  limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

  •
  restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

  •
  restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and certain of our subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

  •
  exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries' debt instruments that could have a material adverse effect on our business, financial condition and operating results;

  •
  increasing our vulnerability to a downturn in general economic conditions or in pricing of our products; and

  •
  limiting our ability to react to changing market conditions in our industry and in our customers' industries.

        In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

        Subject to the restrictions included in the Revolving Credit Facility and the indenture governing the exchange notes offered hereby, we and the guarantors may incur significant additional indebtedness, including additional secured indebtedness. If new debt is added to our and the guarantors' current debt levels, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

        Our ability to satisfy our debt obligations will depend upon, among other things:

  •
  our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

  •
  our future ability to borrow under the Revolving Credit Facility, the availability of which depends on, among other things, our complying with the covenants in the indenture governing the exchange notes.

        We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under the Revolving Credit Facility or otherwise, in an amount sufficient to fund our liquidity needs.

        If our cash flows and capital resource are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our Revolving Credit Facility, the indenture governing our 4.75% Senior Notes and the indenture governing the exchange notes may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        Our Revolving Credit Facility, the indenture governing our 4.75% Senior Notes and the indenture governing the exchange notes contain, and any instruments governing future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

  •
  create liens on certain assets;

  •
  incur additional debt;

  •
  make certain investments and acquisitions;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  sell certain assets;

  •
  pay dividends on or make distributions in respect of our capital stock or make restricted payments;

  •
  enter into certain transactions with our affiliates; and

  •
  place restrictions on distributions from subsidiaries.

        Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under the Revolving Credit Facility, the indenture governing our 4.75% Senior Notes and the indenture governing the exchange notes offered hereby and any instruments governing future indebtedness of ours. Upon a default, unless waived, the lenders under the Revolving Credit Facility could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Revolving Credit Facility and force us into bankruptcy or liquidation. Holders of our 4.75% Senior Notes and holders of the exchange notes offered hereby would also have the ability ultimate to force us into bankruptcy or liquidation, subject to the indenture governing the exchange notes, offered hereby. In addition, a default under either the Revolving Credit Facility, the indenture governing our 4.75% Senior Notes or the indenture governing the exchange notes offered hereby may trigger a cross default under our other agreements and could trigger a cross default under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See "Description of the exchange notes."

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the exchange notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

        Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus our ability to service our debt obligations, including our ability to pay the interest on and principal of the exchange notes when due, depends on our subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the exchange notes, to make any funds available to us.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under the Revolving Credit Facility or the indenture governing our 4.75% Senior Notes, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal premium, if any, or interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including the Revolving Credit Facility and the indenture governing our 4.75% Senior Notes, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under the Revolving Credit Facility could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Revolving Credit Facility and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Revolving Credit Facility to avoid being in default. If we breach our covenants under the Revolving Credit Facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payment on the exchange notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

        Our obligations under the exchange notes and the guarantors' obligations under their guarantees of the exchange notes will be unsecured, but our obligations under the Revolving Credit Facility are secured by certain of ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the indenture governing the exchange notes at such time. In any such event, because the exchange notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which the claims of the holders of the exchange notes could be satisfied. As of November 15, 2013, we had total debt outstanding of $1,080.0 million, of which $80 million was secured, and borrowing availability of $300 million under the Revolving Credit Facility.

Claims of exchange noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the exchange notes.

        We conduct all of our operations through our subsidiaries. Subject to certain limitations, the indenture governing the exchange notes will permit us to form or acquire in the future certain subsidiaries that are not guarantors of the exchange notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness, and exchange noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries or to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the exchange notes and other claims against us or the guarantors.

We may not be able to satisfy our obligations to holders of the exchange notes upon a change of control.

        Upon the occurrence of a "change of control triggering event," as defined in each of the indenture governing the exchange notes and the indenture governing our 4.75% Senior Notes, each holder of the exchange notes and our 4.75% Senior Notes will have the right to require us to purchase the exchange notes and our 4.75% Senior Notes, respectively, at a price equal to 101% of the principal amount thereof, with certain exceptions. Our failure to purchase, or to give notice of purchase of, the exchange notes would be a default under the indenture and any such default could result in a default under certain or our other indebtedness, including the Revolving Credit Facility and the indenture governing our 4.75% Senior Notes. In addition, a change of control may constitute an event of default under the Revolving Credit Facility.

Variable rate indebtedness that we expect to incur in connection with the Revolving Credit Facility will subject us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under the Revolving Credit Facility will be at variable rates of interest and expose us to interest rate risk. Assuming the full $300 million Revolving Credit Facility is drawn down, each quarter point change in interest rates would result in a $0.75 million change in annual interest expense on indebtedness under the Revolving Credit Facility.

There is no established trading market for the exchange notes. If an actual trading market does not develop for the exchange notes, you may not be able to resell them quickly, for the price that you paid or at all.

        The exchange notes will constitute new issues of securities and there is no established trading market for the exchange notes . We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation of the exchange notes on any automated dealer quotation systems. The initial purchasers of the old notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the exchange notes at any time, in their sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market or the exchange notes.

        We also cannot assure you that you will be able to sell your exchange notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value, or at all. The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

  •
  prevailing interest rates;

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        It is possible the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the exchange notes, regardless of our prospects and financial performance.

If the exchange notes are rated investment grade at any time by both Moody's Investor Service and Standard & Poor's Ratings Services, most of the restrictive covenants and corresponding events of default contained in the indenture governing the exchange notes will be suspended, resulting in a reduction of credit protection.

        If, at any time, the credit rating on the exchange notes, as determined by both Moody's Investors Service and Standard & Poor's Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the exchange notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you will at the time the exchange notes are issued. See "Description of the exchange notes—Certain covenants—Suspension event."

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require exchange note holders to return payments received from the guarantors.

        Certain of our subsidiaries will guarantee the obligations under the exchange notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness laws and similar laws, a court may avoid or otherwise decline to enforce a guarantor's guarantee or may subordinate the exchange notes or such guarantee to the applicable guarantor's existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

        Under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee.

        The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor, as applicable, would be considered insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor's overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.

        To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of exchange notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor's assets would be applied first to satisfy the applicable guarantor's direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless. A recent Florida bankruptcy case found such a provision to be ineffective protect the guarantee.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

        We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old notes, they may be difficult to resell.

        It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Selected financial data

        The following selected historical consolidated financial information for each of the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and the nine months ended September 30, 2013 and 2012 has been derived from our consolidated financial statements. Our audited consolidated financial statements for each of the years ended December 31, 2012, 2011 and 2010 are included in Form 8-K, filed May 3, 2013, and our unaudited consolidated financial statements for the nine months ended September 30, 2013 and 2012 are included in our Quarterly Report on Form 10-Q filed on November 8, 2013, which are incorporated by reference herein.

        You should read all of the information presented below with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our financial statements, including the notes thereto. Results for prior periods may not be indicative of results that may be achieved in future periods.

	Nine months ended September 30,		Years ended December 31,
(In thousands)	2013	2012	2012	2011	2010	2009	2008
Statement of operations(1)
Revenue	$2,298,532	$2,035,682	$2,800,933	$2,059,444	$1,636,815	$1,346,695	$1,410,078
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	777,527	722,879	992,470	761,244	593,816	429,849	456,950
Selling and marketing expense	738,349	665,168	898,761	614,174	492,206	463,439	444,571
General and administrative expense	275,216	271,185	396,013	328,728	316,500	282,393	346,623
Product development expense	104,401	82,628	101,869	78,760	65,097	57,843	63,817
Depreciation	44,541	37,490	52,481	56,719	63,897	61,391	67,716
Amortization of intangibles	45,247	18,058	35,771	22,057	27,472	157,031	43,053
Amortization of non-cash marketing(2)	—	—	—	—	—	15,868	20,002
Goodwill impairment(3)	—	—	—	—	28,032	916,868	11,600

Total costs and expenses	1,985,281	1,797,408	2,477,365	1,861,682	1,587,020	2,384,682	1,454,332

Operating income (loss)	313,251	238,274	323,568	197,762	49,795	(1,037,987)	(44,254)
Equity in (losses) income of unconsolidated affiliates	(4,422)	(28,208)	(25,345)	(36,300)	(25,676)	(14,014)	16,640
Interest expense	(22,944)	(4,102)	(6,149)	(5,430)	(5,404)	(5,823)	(32,363)
Other income (expense), net	18,373	2,835	(3,012)	15,490	3,971	110,825	171,217

Earnings (loss) from continuing operations before income taxes	304,258	208,799	289,062	171,522	22,686	(946,999)	111,240
Income tax (provision) benefit	(101,288)	(83,360)	(119,215)	4,047	(32,079)	(9,474)	30,695

Earnings (loss) from continuing operations	202,970	125,439	169,847	175,569	(9,393)	(956,473)	141,935
Gain on Liberty Exchange(4)	—	—	—	—	140,768	—	—
Earnings (loss) from discontinued operations, net of tax	1,902	(6,581)	(9,051)	(3,992)	(37,023)	(23,439)	(306,096)

Net earnings (loss)	204,872	118,858	160,796	171,577	94,352	(979,912)	(164,161)
Net loss (earnings) attributable to noncontrolling interests	3,995	(331)	(1,530)	2,656	5,007	1,090	7,960

Net earnings (loss) attributable to IAC shareholders	$208,867	$118,527	$159,266	$174,233	$99,359	$(978,822)	$(156,201)

	Nine months ended September 30,		Years ended December 31,
(In thousands)	2013	2012	2012	2011	2010	2009	2008
Cash flow data:
Net cash provided by operating activities attributable to continuing operations	$324,330	$323,607	$354,527	$372,386	$340,707	$348,547	$118,920
Net cash (used in) provided by investing activities attributable to continuing operations	(66,484)	(387,586)	(352,088)	(25,186)	(118,096)	(422,640)	933,995
Net cash (used in) provided by financing activities attributable to continuing operations	(269,163)	(138,876)	44,301	(372,233)	(717,210)	(405,797)	(674,116)

	September 30,		December 31,
(In thousands)	2013	2012	2012	2011	2010	2009	2008
Balance sheet data:
Cash, cash equivalents and marketable securities	$767,992	$640,705	$770,581	$869,848	$1,306,096	$1,733,588	$1,870,586
Total assets	3,804,782	3,582,575	3,805,828	3,409,865	3,329,079	3,913,597	5,080,034
Total debt	580,000	95,844	595,844	95,844	95,844	95,844	95,844
Total shareholders' equity	1,787,996	2,000,636	1,707,635	1,960,140	2,050,068	2,746,961	4,046,671

(1)
We recognized items that affected the comparability of results for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Q3 2013 10-Q and the 2012 10-K.

(2)
Consists of non-cash advertising credits secured from Universal Television as part of the transaction pursuant to which Vivendi Universal Entertainment, LLLP ("VUE") was created, and the subsequent transaction by which IAC sold its partnership interests in VUE.

(3)
Impairment charges in 2010 related to the Shoebuy reporting unit, in 2009 related to the Search & Applications reporting unit and in 2008 related to the Connected Ventures reporting unit.

(4)
On December 1, 2010, IAC exchanged (on a tax-free basis) the stock of a wholly-owned subsidiary that held our Evite, Gifts.com and IAC Advertising Solutions businesses and $217.9 million in cash for substantially all of Liberty Media Corporation's equity stake in IAC (the "Liberty Exchange").

Ratio of earnings to fixed charges

        The following table below presents IAC's ratio of earnings to fixed charges for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, and for the nine months ended September 30, 2013 and 2012. For purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before income taxes and equity in (losses) income of unconsolidated affiliates, fixed charges, distributed income of equity investees and IAC's share of pre-tax losses of an equity investee for which charges arising from a guarantee are included in fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and an estimated amount of rental expense that is deemed to be representative of the interest factor. The information set forth below should be read together with our financial statements, including the notes thereto, included in Form 8-K, filed May 3, 2013, and Form 10-Q, filed November 8, 2013 which are incorporated by reference into this prospectus.

	Nine months ended September 30,		Year ended December 31,
	2013	2012	2012	2011	2010	2009		2008
Ratio of earnings to fixed charges	11.4x	23.1x	22.0x	14.3x	5.5x	—	(a)	3.4x

(a)
Earnings (loss), as adjusted were inadequate to cover fixed charges by $933 million in 2009.

 Use of proceeds

        We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

 Description of the exchange notes

        As used below in this "Description of the exchange notes" section, the "Issuer" means IAC/InterActiveCorp, a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer issued the old notes, and will issue the exchange notes (the "Notes") described in this prospectus under the Indenture, dated as of November 15, 2013 (the "Indenture"), among the Issuer, the Guarantors (as defined in this "Description of the exchange notes") and Computershare Trust Company, N.A., as trustee (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees. The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Notes. You can find definitions of certain terms used in this description under "—Certain definitions."

Principal, maturity and interest

        The Notes will mature on November 30, 2018. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on May 30 and November 30 of each year, commencing on May 30, 2014 to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        An aggregate principal amount of Notes equal to $500,000,000 is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenants described under "—Certain covenants—Limitations on incurrence of indebtedness." Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this "Description of the exchange notes" section except for the covenants described under "—Certain covenants—Limitations on incurrence of indebtedness" references to the Notes include Additional Notes, if any.

Methods of receiving payments on the notes

        If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes offered hereby will be general unsubordinated unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future obligations of the Issuer that are not so subordinated, including any Indebtedness outstanding under our Credit Agreement and our Existing Notes. Each Note Guarantee (as defined below) will be a general unsubordinated unsecured obligation of the applicable

Guarantor and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated, including any Indebtedness outstanding under our Credit Agreement and our Existing Notes. See "—Note guarantees."

        As of September 30, 2013, after giving effect to the issuance of the old notes on November 15, 2003, the Issuer and the Guarantors would have had approximately $1,080.0 million aggregate principal amount of indebtedness outstanding and $300 million of availability under the Credit Agreement, which ranks (or will rank, if drawn) equally with the Notes in right of payment. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness."

        The Notes and each Note Guarantee will be effectively subordinated to any secured obligations to the extent of the value of the assets of the Issuer and the relevant Guarantor securing such obligations. As of September 30, 2013 the Issuer and the Guarantors had $80 million of secured indebtedness outstanding and $300 million of availability under the Credit Agreement, all of which ranks equally in right of payment with the Notes but is effectively senior to the Notes with respect to the assets securing such indebtedness. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such secured Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness" and "—Limitations on liens."

        Not all of our Subsidiaries will guarantee the Notes. On the Issue Date our Material Domestic Subsidiaries were Guarantors. Our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries were not Guarantors on the Issue Date and are not required to become Guarantors unless they are guarantors of other Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary. As a result, unless the Issuer shall cause any such Subsidiary to become a Guarantor pursuant to the terms of the Indenture, the Notes and each Note Guarantee will be structurally subordinated to all existing and future obligations, including Indebtedness, of such non-guarantor Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the Guarantors and the holders of Indebtedness of the Issuer and the Guarantors, including the Notes and the Note Guarantees. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. As of September 30, 2013, the subsidiary guarantors accounted for approximately $1.9 billion, or 50%, of our total consolidated assets. The subsidiary guarantors also accounted for approximately $2.0 billion, or 70%, and approximately $1.6 billion, or 69%, of our total consolidated revenue for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. See "Note 22—Guarantor and Non-Guarantor Financial Information" included in Exhibit 99.1 to our Current Report on Form 8-K filed on May 3, 2013 and "Note 12—Guarantor and Non-Guarantor Financial Information" included in our Q3 2013 10-Q, each of which is incorporated by reference herein, for condensed consolidating financial information with respect to the combined guarantor subsidiaries that guarantee our 4.75% Senior Notes and will guarantee the exchange notes.

Note guarantees

        The Issuer's obligations under the Notes and the Indenture are jointly and severally guaranteed (the "Note Guarantees") on a full and unconditional basis by any Restricted Subsidiary that guarantees the obligations under the Credit Agreement or any Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary and any other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture. On the Issue Date, our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries were not Guarantors, and therefore the Notes and the related Note Guarantees will be structurally subordinated to all existing and future obligations of such non-guarantor Subsidiaries. See "—Ranking."

        As of the Issue Date, all of our Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under "—Certain covenants—Limitations on designation of unrestricted subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries, other than any Subsidiary that continues to guarantee the obligations under the Credit Agreement or Capital Markets Indebtedness permitted to be incurred under the Indenture, as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

  •
  a Subsidiary that is a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture other than to the extent such assets, income, cash flow and other financial results are included in Consolidated Net Income.

        See "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

        A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

          (1)   in the event of dissolution of such Guarantor;

          (2)   if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

          (3)   upon the release or discharge of any guarantee by such Guarantor of the Credit Agreement and any Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary, except a discharge or release by or as a result of payment under such other guarantee, provided that any Guarantor may release its Note Guarantee immediately prior to or substantially simultaneously with the release of its guarantee of other Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary if such Guarantor does not guarantee obligations under the Credit Agreement and its guarantee of such other Capital Markets Indebtedness is released immediately following or substantially simultaneously with the release of its Note Guarantee; or

          (4)   upon the exercise of the legal defeasance option or covenant defeasance option as described under "—Legal defeasance and covenant defeasance" or if the obligations under the Indenture are discharged in accordance with the terms of the Indenture.

        The Indenture requires the Issuer to cause any Restricted Subsidiary that guarantees the Credit Agreement or any Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary to Guarantee the Notes. See "—Certain covenants—Additional Note Guarantees."

Mandatory redemption

        The Issuer will not be required to redeem the Notes prior to maturity. However, we may at any time and from time to time acquire Notes in the open market or otherwise and we may under certain circumstances be required to purchase Notes as described under "—Change of control" and "—Optional redemption."

Optional redemption

        Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

        At any time prior to November 30, 2014, the Issuer may redeem all or a part of the Notes, upon notice as described under the heading "—Selection and notice of redemption," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after November 30, 2014, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading "—Selection and notice of redemption," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 30, of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

        In addition, until November 30, 2014, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        "Adjusted Treasury Rate" means, with respect to any Redemption Date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 30, 2014 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Note through November 30, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the period from the relevant Redemption date to November 30, 2014 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Selection and notice of redemption

        In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with DTC's applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional redemption," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

        Any redemption or notice may, at the Issuer's option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the Redemption Date so delayed.

        The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

Change of control

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to make an offer to repurchase all or, at the Holder's option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder's Notes pursuant to a Change of Control Offer (as defined below).

        In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to mail a notice to Holders of Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a "Change of Control Offer") on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.

        On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

        A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

            (i)  "Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

           (ii)  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

          (iii)  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) if by Moody's and BBB- (or the equivalent) if by Standard & Poor's;

          (iv)  "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business;

           (v)  "Rating Agencies" means (1) each of Moody's and Standard & Poor's; and (2) if any of Moody's or Standard & Poor's ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of ours) as a replacement agency for Moody's or Standard & Poor's, or both of them, as the case may be; and

          (vi)  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating agency business.

Certain covenants

        The Indenture contains, among others, the following covenants:

  Limitations on incurrence of indebtedness

          (a)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, in each case, if as of the date of incurrence, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Leverage Test would be satisfied (the "Leverage Ratio Exception").

          (b)   Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

    (1)
    Indebtedness of the Issuer and any Restricted Subsidiary under Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed $400.0 million;

    (2)
    the Notes (other than Additional Notes) and the related Note Guarantees and the Exchange Notes or guarantees related thereto;

    (3)
    Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date, including the Existing Notes (other than Indebtedness referred to in clause (1), (2) or (4));

    (4)
    (x) Indebtedness of the Issuer owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

    (5)
    Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

    (6)
    Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof in an aggregate amount not to exceed at any time outstanding the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence;

    (7)
    Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) pursuant to any treasury transaction in the ordinary course of business;

    (8)
    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

    (9)
    Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Leverage Ratio Exception or clause (2), (3) or (6) above, this clause (9) or clause (11) or (12) below;

    (10)
    indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the making of any Permitted Investment or the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (10) shall at no time exceed the gross proceeds (including Fair Market Value of noncash proceeds measured at the time such noncash proceeds are received) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

    (11)
    Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness at any time outstanding and Refinancing Indebtedness thereof does not exceed the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence (less the amount of any Indebtedness secured by a Lien permitted under clause (25) of the definition of "Permitted Liens" which Indebtedness is not incurred pursuant to this clause (11));

    (12)
    Acquired Indebtedness; provided that the Issuer would be permitted to incur an additional $1.00 of Indebtedness under the Consolidated Leverage Test or the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries, calculated after giving effect to such incurrence and on a pro forma basis, would be less than or equal to the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

    (13)
    guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness permitted pursuant to clauses (1) to (12) above and clauses (14) and (22) below;

    (14)
    Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $200.0 million or 5.0% of Total Assets as of the time of incurrence;

    (15)
    Indebtedness representing deferred compensation incurred in the ordinary course of business;

    (16)
    Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

    (17)
    any Indebtedness in respect of sale and leaseback transactions in an aggregate amount at any time outstanding not to exceed the greater of $25.0 million and 1.0% of Total Assets;

    (18)
    the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

    (19)
    Indebtedness of the Issuer consisting of obligations for the payment of letters of credit in commitment amounts not to exceed $10.0 million in the aggregate at any one time outstanding, excluding commitment amounts for any letters of credit issued pursuant to the Credit Facilities;

    (20)
    any guarantee by the Issuer or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Issuer or any of its Restricted Subsidiaries;

    (21)
    unsecured Indebtedness in respect of obligations of the Issuer or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money; and

    (22)
    reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Issuer in respect of letters of credit issued by the Issuer for its own account or for the account of any of its Restricted Subsidiaries.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above or is entitled to be incurred pursuant to the Leverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide, classify and later reclassify such Indebtedness in more than one of the types of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding under the Credit Agreement and the Notes issued on the Issue Date (and any Exchange Notes and guarantees thereof) shall be deemed to have been incurred under clauses (1) and (2), respectively, above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long the Indebtedness represented by such guarantees, Liens or letter of credit obligations was incurred in compliance with this covenant.

        Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitations on restricted payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

          (2)   after making such Restricted Payment the Consolidated Leverage Test would be satisfied.

        The foregoing provisions will not prohibit:

          (1)   the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of the Indenture (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

          (2)   the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

          (3)   the purchase, repurchase, redemption, defeasance, retirement for value or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale of Qualified Equity Interests within the preceding six months, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under "—Limitations on incurrence of indebtedness" and the other terms of the Indenture, (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "—Change of control" (to the extent applicable) and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness or (d) deemed to occur as a result of the conversion of all or a portion of such Subordinated Indebtedness into Equity Interests of the Issuer;

          (4)   repurchase, redemption or other acquisition for value by the Issuer of, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

          (5)   repurchases of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof or (b) in connection with the satisfaction of any withholding tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights;

          (6)   any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Issuer (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Issuer from its stockholders;

          (7)   Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for current or former directors, management, employees or consultants of the Issuer and its Restricted Subsidiaries;

          (8)   payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries that complies with the provisions of "—Limitations on mergers, consolidations, etc."; provided that, as a result of such consolidation, merger or transfer of assets, the Issuer has made or will make a Change of Control Offer pursuant to the covenant described above under the caption "—Change of control" (if required) and any notes tendered in connection therewith have been or will be repurchased; and

          (9)   other Restricted Payments not otherwise permitted under the Indenture in an aggregate amount from and after the Issue Date not to exceed the greater of $50.0 million or 2.0% of Total Assets, calculated as of the date on which any Restricted Payment pursuant to this clause (9) is made;

provided that in the case of any Restricted Payment pursuant to clause (3), (7) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. In addition, for purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Issuer may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made and at the time of the reclassification.

Limitations on dividend and other restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

        (a)   pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or a Restricted Subsidiary;

        (b)   make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any Guarantor; or

        (c)   transfer any of its assets to the Issuer or any Guarantor;

        except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

  (2)
  encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees and Exchange Notes (and any guarantees thereof);

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the indenture governing the Existing Notes), as in effect on that date;

  (5)
  encumbrances or restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

  (6)
  encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  any instrument or agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (8)
  any other instrument or agreement entered into after the Issue Date that contains encumbrances and restrictions that, as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes;

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements;

  (10)
  Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with the covenant described under "—Limitations on incurrence of indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

  (11)
  encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

  (12)
  with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

  (13)
  with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and

  (14)
  any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in clauses (1) through (13) above; provided that, as determined by the Issuer, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes.

Limitations on transactions with affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate involving payment or consideration in excess of $5.0 million (an "Affiliate Transaction"), unless, as determined by the Issuer, such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

        The foregoing restrictions shall not apply to:

          (1)   transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

          (2)   as determined by the Issuer, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

          (3)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

          (4)   Permitted Investments;

          (5)   Restricted Payments which are made in accordance with the covenant described under "—Limitations on restricted payments";

          (6)   (x) any agreement or arrangement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement or arrangement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x);

          (7)   any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such joint venture or similar entity;

          (8)   ordinary overhead arrangements in which any Subsidiary participates;

          (9)   (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

          (10) any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary;

          (11) the issuance or sale of any Qualified Equity Interest of the Issuer to any Person; and

          (12) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto.

Limitations on liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or Hedging Obligations unless:

          (1)   in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

          (2)   in all other cases, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured equally and ratably with or prior to such Liens;

provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.

Limitations on designation of unrestricted subsidiaries

        At any time prior to a Suspension Event (or after the Reversion Date with respect thereto), the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (1)   no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2)   at the time of and immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments";

          (2)   is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with the covenant described above under "—Limitations on transactions with affiliates"; and

          (3)   is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments."

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture on the date that is 30 days after an Officer of the Issuer has obtained knowledge of such failure (unless such failure has been cured by such date), and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on incurrence of indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on liens," the Issuer shall be in default of the applicable covenant.

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

          (1)   no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2)   all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by an Officer's Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

Limitations on mergers, consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

          (1)   either:

    (a)
    the Issuer will be the surviving or continuing Person; or

    (b)
    the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and, if applicable the Registration Rights Agreement;

          (2)   immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

          (3)   immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Consolidated Leverage Test would be satisfied or (ii) the Successor would have a Consolidated Leverage Ratio that is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to the transaction;

          (4)   each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and

          (5)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Except as provided in the fourth paragraph under "—Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

          (1)   either:

    (a)
    such Guarantor will be the surviving or continuing Person; or

    (b)
    the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and, if applicable, the Registration Rights Agreement;

          (2)   immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (3)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as they case may be, under the Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Additional Note Guarantees

        If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) guarantees the Credit Agreement or any Capital Markets Indebtedness of the Issuer or a Domestic Subsidiary or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

          (1)   execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2)   deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

Reports

        The indenture will provide that so long as the notes are outstanding the Issuer will deliver to the trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture will further provide that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

        In addition, the Issuer will make such information available to the holders of the notes upon reasonable request.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the trustee and the holders of the notes if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

        For the avoidance of doubt, such information and reports referred to in this section shall not be required to contain separate financial information for Guarantors that would be required under Rule 3-10 of Regulation S-X promulgated by the SEC, except to the extent required by the rules and regulations of the SEC if such rules are actually applicable; provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings; provided, further, that if such full information is not provided, summary Guarantor/non-Guarantor information shall be provided consistent with the level of information in the offering memorandum dated December 18, 2012.

        Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee's receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer's compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

Limitations on asset sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, (b) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (c) in the case of an Asset Sale other than an Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

          (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms expressly subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

          (b)   any securities, notes or other similar obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

          (c)   any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to the greater of $100.0 million or 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

Suspension event

        If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody's and Standard & Poor's, and the Issuer has delivered written notice of such Investment Grade Rating to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture (a "Suspension Event"), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, the covenants specifically listed under the following captions in this "Description of the exchange notes" section will no longer be applicable to the Notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitations on incurrence of indebtedness";

  (2)
  "—Limitations on restricted payments";

  (3)
  "—Limitations on dividend and other restrictions affecting restricted subsidiaries";

  (4)
  "—Limitations on asset sales";

  (5)
  clause (3) under "—Limitations on mergers, consolidations, etc.";

  (6)
  "—Limitations on transactions with affiliates"; and

  (7)
  "—Additional Note Guarantees."

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

        The period of time between the Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenants during the Suspension Period.

        There can be no assurance that the Notes will ever achieve Investment Grade Ratings.

        On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to paragraph (a) of "—Limitations on incurrence of indebtedness" or one of the clauses set forth in paragraph (b) of "—Limitations on incurrence of indebtedness" (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to paragraph (a) or (b) of the covenant described under "—Limitations on incurrence of indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of paragraph (b) of the covenant described under "—Limitations on incurrence of indebtedness." For purposes of the "—Limitations on restricted payments" covenant, on the Reversion Date, all Restricted Payments made during the Suspension Period shall be deemed to have been made under the first sentence of the covenant described under "—Limitations on restricted payments." For purposes of the "—Limitations on dividend and other restrictions affecting restricted subsidiaries" covenant, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created or otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of such covenant. For purposes of the "—Limitations on transactions with affiliates" covenant, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (6) of such covenant.

Events of default

        Each of the following will constitute an "Event of Default" under the Indenture:

          (1)   failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (2)   failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3)   failure by the Issuer to comply (a) for 30 days after notice with any of its agreements or covenants described above under "—Limitations on mergers, consolidations, etc." or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer as described under "—Change of control";

          (4)   failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice;

          (5)   default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

    (a)
    is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

    (b)
    results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $75.0 million or more (and provided that for purposes of this clause (5) only, "Indebtedness" shall include any Hedging Obligations with the "principal amount" of any Hedging

  Obligations at any time being the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

          (6)   one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7)   the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

    (a)
    commences a voluntary case,

    (b)
    consents to the entry of an order for relief against it in an involuntary case,

    (c)
    consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

    (d)
    makes a general assignment for the benefit of its creditors;

          (8)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (a)
    is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

    (b)
    appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

    (c)
    orders the liquidation of the Issuer or any Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days; or

          (9)   any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); provided that the foregoing will not apply if the Note Guarantees that remain in full force and effect are given by Subsidiaries that represent at least 92.50% of the consolidated total assets of the Issuer and its Domestic Subsidiaries or at least 92.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries as of the end of and for the most recently completely fiscal quarter.

        However, a default under clauses (3) and (4) will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

        If an Event of Default specified in clause (7) or (8) with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest have been cured or waived as provided in the Indenture.

        The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to the Indenture) with respect to the Notes give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Limitations on mergers, consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

          (1)   has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

          (2)   has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3)   has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of default" section).

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees except as to:

          (1)   rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

          (2)   the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

    (a)
    the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

    (b)
    since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4)   no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

          (5)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (4) and, in the case of the opinion of counsel, clauses (2) and/or (3) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and certain rights of the Trustee) as to all outstanding Notes when either:

          (1)   all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2)   (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

            (b)   the Issuer has paid all other sums payable by it under the Indenture, and

            (c)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar (the "Registrar") for the Notes may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

          (1)   reduce, or change the maturity of, the principal of any Note;

          (2)   reduce the rate of or extend the time for payment of interest on any Note;

          (3)   reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of control," except that if a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);

          (4)   make any Note payable in money or currency other than that stated in the Notes;

          (5)   modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

          (6)   reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

          (7)   waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

          (8)   impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

          (9)   release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain covenants—Limitations on mergers, consolidations, etc."; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to provide for the issuance of Additional Notes; to add any guarantees with respect to the Notes, including the Note Guarantees, to secure the Notes, to add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders of the notes or to surrender any right or power conferred upon the Issuer or a Restricted Subsidiary; to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this "Description of the exchange notes" to the extent that such provision in this "Description of the exchange notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees; or to make any change that does not materially adversely affect the rights of any Holder; or in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the trustee

        Computershare Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing law

        The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

        "Affiliated Persons" mean, with respect to any specified Person, (a) such specified Person's spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

          (1)   an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

          (2)   the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1)   transfers of cash or Cash Equivalents;

          (2)   transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain covenants—Limitations on mergers, consolidations, etc.";

          (3)   Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain covenants—Limitations on restricted payments";

          (4)   the creation of any Lien permitted under the Indenture;

          (5)   transfers of assets that are (i) damaged, worn out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Issuer or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value;

          (6)   sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

          (7)   any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $35.0 million;

          (8)   sale and leaseback transactions with respect to property with an aggregate Fair Market Value not to exceed the greater of $25.0 million and 1.0% of Total Assets; and

          (9)   any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x)(i) the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 or (ii) the Consolidated Leverage Ratio

  immediately following such transfer or series of transfers is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to such transfer or series of transfers and (y) no Default shall have occurred and be continuing or occur as a consequence thereof.

        "Asset Swap" means any exchange of assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Issuer or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee's corporate trust office is located are authorized or required by law to close.

        "Capital Markets Indebtedness" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC, including the Existing Notes. The term "Capital Markets Indebtedness" (i) shall not include the Notes (including, for the avoidance of doubt any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Credit Agreement, commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a "securities offering."

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

        "Cash Equivalents" means:

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

          (2)   certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any lender or any Affiliate of any lender party to the Credit Agreement;

          (3)   commercial paper of an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

          (4)   repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

          (5)   securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's;

          (6)   securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

          (7)   money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

          (8)   money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor's or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

          (9)   in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

        "Change of Control" means the occurrence of any of the following events:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, and either (a) such Person is a Disqualified Person or (b) on any day until the date that is six months after the date on which such sale, lease or transfer occurred, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

          (2)   the acquisition of beneficial ownership by any person or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Issuer's voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer's voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group is a Disqualified Person or (b) on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

          (3)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or

          (4)   the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equityholders of the Issuer.

        Notwithstanding the foregoing, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if the shareholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer's voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

          (1)   Consolidated Net Income, plus

          (2)   in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

    (a)
    Consolidated Income Tax Expense,

    (b)
    Consolidated Amortization Expense,

    (c)
    Consolidated Depreciation Expense,

    (d)
    Consolidated Interest Expense,

    (e)
    all non-cash compensation, as reported in the Issuer's financial statements,

    (f)
    any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary, and

    (g)
    the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), for such period, minus

          (3)   in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

        For purposes of this definition, whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a responsible financial or accounting Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer's Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable event to be given pro forma effect.

        "Consolidated Contingent Consideration Fair Value Remeasurement Adjustments" for any period means the contingent consideration fair value remeasurement adjustments, of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Issuer and its Restricted Subsidiaries, and including, without duplication,

          (1)   imputed interest on Capitalized Lease Obligations,

          (2)   commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3)   the net costs associated with Hedging Obligations related to interest rates,

          (4)   amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

          (5)   the interest portion of any deferred payment obligations,

          (6)   all other non-cash interest expense,

          (7)   capitalized interest,

          (8)   all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests),

          (9)   all interest payable with respect to discontinued operations, and

          (10) all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

        "Consolidated Leverage Ratio" means, at any date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Leverage Ratio (the "Test Period").

        The Consolidated Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

          (1)   the incurrence of any Indebtedness of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

          (2)   any Asset Sale, asset sale which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) or operational restructuring (each a "pro forma event") (including any cost savings and synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings and synergies relating to such pro forma event occurring within 12 months (or expected, in the good faith determination of the Issuer, to occur within 12 months) of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Issuer determines are reasonable as set forth in an Officer's Certificate; provided that the aggregate amount of all such cost savings and synergies shall in no event exceed 10% of Consolidated Cash Flow for such period calculated prior to giving effect to such pro forma adjustments) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such pro forma event occurred on the first day of the Test Period.

        In calculating Consolidated Interest Expense for purposes of the Consolidated Leverage Ratio with respect to any Indebtedness being given pro forma effect:

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period;

          (3)   notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

          (4)   interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

          (5)   interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        The Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Leverage Test" means, at any date, that the Consolidated Leverage Ratio is no greater than 3.00 to 1.00.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1)   the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

          (2)   gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (3)   gains and losses with respect to Hedging Obligations;

          (4)   the cumulative effect of any change in accounting principles;

          (5)   any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

          (6)   Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

          (7)   any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

          (8)   any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Credit Agreement" means the Credit Agreement, dated December 21, 2012, by and among the Issuer, as Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time.

        "Credit Facilities" means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designation" has the meaning given to this term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of control," and (2) the right to require the Issuer to redeem such Equity Interests does not become operative prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "—Change of control."

        "Disqualified Person" means a Person whose senior debt does not have an Investment Grade Rating with either Moody's or Standard & Poor's on (a) the date on which (i) such Person becomes a beneficial owner of the Issuer or (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole occurs, or (b) any day until the date that is 45 days after the date described in clause (a).

        "Domestic Subsidiary" means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

        "Equity Offering" means a primary public or private offering of Equity Interests of the Issuer.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

        "Existing Notes" means the Issuer's $500.0 million aggregate principal amount 4.75% notes due December 15, 2022.

        "Fair Market Value" means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect subsidiary thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means each Material Domestic Subsidiary of the Issuer on the Issue Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

          (1)   all liabilities, contingent or otherwise, of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business and amounts accrued associated with contingent consideration arrangements;

          (5)   all Capitalized Lease Obligations of such Person;

          (6)   all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (7)   all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

          (8)   all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

        "interest" means, with respect to the Notes, interest on the Notes and Additional Interest, if any.

        "Investments" of any Person means:

          (1)   all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2)   all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

          (3)   the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Fair Market Value of the Issuer's proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary's designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

        "Issue Date" means November 15, 2013.

        "Leverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness."

        "Liberty Bond Guaranty Agreement" means that certain Guaranty Agreement, dated as of August 1, 2005, from the Issuer to the Bank of New York, as trustee.

        "Liberty Bonds" means the 5% New York City Industrial Development Agency Liberty Bonds (IAC/InterActiveCorp Project), Series 2005, issued pursuant to the Indenture of Trust dated August 1, 2005 between New York City Industrial Development Agency and the Bank of New York, as trustee, which are guaranteed by the Issuer pursuant to the Liberty Bond Guaranty Agreement.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

        "Material Domestic Subsidiary" means any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

        "Moody's" has the meaning given such term in "Change of Control."

        "Non-Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer other than a Material Domestic Subsidiary.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

          (1)   as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Permitted Holders" means any one or more of (a) Barry Diller, (b) each of the Affiliated Persons of the Person referred to in clause (a), and (c) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a) or (b).

        "Permitted Investment" means:

          (1)   Investments by the Issuer or any Restricted Subsidiary in the Issuer, any Restricted Subsidiary or a Person that will, upon the making of such Investment become a Restricted Subsidiary;

          (2)   loans and advances to directors, employees and officers of the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;

          (3)   cash and Cash Equivalents;

          (4)   receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor, including securities of a Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

          (6)   Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with the covenant described under "—Certain covenants—Limitations on asset sales";

          (7)   lease, utility and other similar deposits in the ordinary course of business;

          (8)   any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

          (9)   Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries not otherwise permitted under the Indenture, not to exceed in the aggregate outstanding at any time the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence;

          (10) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; and

          (11) guarantees issued in accordance with the covenants described under the captions "—Certain covenants—Limitation on incurrence of indebtedness" and "—Certain covenants—Additional Note Guarantees."

        "Permitted Liens" means the following types of Liens:

          (1)   Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3)   pledges and deposits made in the ordinary course of business in compliance with workers' compensation (or pursuant to letters of credit issued in connection with such workers' compensation compliance), unemployment insurance and other social security laws or regulations or to secure the performance of statutory obligations, bids, leases performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4)   Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, subleases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (5)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (6)   judgment Liens not giving rise to an Event of Default;

          (7)   easements, zoning restrictions, rights-of-way, survey exceptions, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

          (8)   Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker's acceptances or bank guarantees and the proceeds and products thereof;

          (9)   Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts, sweep accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) leases, assignments, or subleases, licenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

          (12) Liens arising from filing Uniform Commercial Code financing statements or equivalent statements regarding leases;

          (13) Liens securing Indebtedness incurred pursuant to clause (1) of the definition of "Permitted Indebtedness";

          (14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

          (15) Liens existing on the Issue Date;

          (16) Liens in favor of the Issuer or a Guarantor;

          (17) Liens securing Purchase Money Indebtedness or Capital Lease Obligations; provided that such Liens secure obligations incurred pursuant to clause (6) of the covenant "—Limitations on incurrence of indebtedness";

          (18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time a Person becomes a Restricted Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Restricted Subsidiary and (c) proceeds and products thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

          (19) deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

          (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17), (18) and (29) and the following clause (24); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17), (18) and (29) such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being Refinanced as in effect on the date the Refinancing Indebtedness is Incurred and (B) proceeds and products thereof);

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

          (22) Interests of vendors in inventory arising out of such inventory being subject to a "sale or return" arrangement with such vendor or any consignment by any third party of any inventory;

          (23) Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary that is not a Guarantor or (b) the Issuer to a Guarantor;

          (24) Liens securing any obligation under the Liberty Bonds;

          (25) Liens in respect of sale and leaseback transactions with respect to assets with a Fair Market Value of not more than the greater of $25.0 million or 1.0% of Total Assets in the aggregate;

          (26) Liens with respect to obligations that do not in the aggregate exceed the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence at any one time outstanding;

          (27) Liens securing obligations pursuant to cash management agreements and treasury transactions;

          (28) Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Issuer and its Restricted Subsidiaries in the ordinary course of trading and on the supplier's standard or usual terms; and

          (29) Liens securing any Indebtedness in an aggregate amount such that after giving pro forma effect to the incurrence of such Indebtedness secured by such Liens and the application of proceeds therefrom, the Secured Leverage Ratio is no greater than 2.00 to 1.00.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

          (1)   the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

          (2)   the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

          (3)   if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

          (4)   the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the final maturity date of the Notes; and

          (5)   the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

        "Registration Rights Agreement" means the Registration Rights Agreement to be dated the Issue Date, among the Issuer, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

        "Related Business" means any business in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Issuer or any Restricted Subsidiary in which the

Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business.

        "Restricted Payment" means any of the following:

          (1)   the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any distribution or dividend payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   the purchase, redemption, defeasance or other acquisition of any Equity Interests of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

          (3)   any Investment other than a Permitted Investment; or

          (4)   any principal payment or redemption, repurchase, defeasance or other acquisition, in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness (a) owed to and held by the Issuer or any Restricted Subsidiary or (b) purchased in anticipation of anticipating of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date or purchase, repurchase or other acquisition).

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means all Indebtedness that is (x) for borrowed money or a Capitalized Lease Obligation and (y) secured by a Lien on property or assets of the Issuer and its Restricted Subsidiaries.

        "Secured Leverage Ratio" means, at any date, the ratio of (i) Secured Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, in each case with such pro forma adjustments to the amount of "Indebtedness" and "Consolidated Cash Flow" as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Cash Flow" and "Consolidated Leverage Ratio"; provided that the Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether then drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Certain covenants—Events of default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard & Poor's" has the meaning set forth under "—Change of control."

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Total Assets" means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer as of such date (which calculation shall give pro forma effect to any acquisition or Asset Sale by the Issuer or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Issuer or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $100.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or Asset Sale had occurred on the last day of the fiscal period covered by such balance sheet).

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries and, solely for the purpose of the definition of "Material Domestic Subsidiary" excluding any Subsidiary whose sole assets are Equity Interests in one or more Subsidiaries that are not Wholly Owned Subsidiaries.

Same-day Settlement and Payment

        The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

        The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take,

DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

        All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the initial purchasers, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

        Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange each global note for certificated notes, which it will distribute to its participants.

        Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the initial purchasers nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The indenture provides that, if (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days, (2) we determine that the notes shall no longer be represented by global notes and execute and deliver to the trustee a company order to such effect or (3) an event of default with respect to the notes shall have occurred and be continuing, the global notes will be exchanged for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

        If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Exchange offer

        In connection with the issuance of the old notes on November 15, 2013, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer. The exchange offer will permit eligible holders of notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:

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  the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

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  the exchange notes bear a different CUSIP number from the old notes;

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  the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

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  the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

        The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the indenture.

General

        We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

        We agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, pursuant to the exchange offer. The registration rights agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

        We will commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use our commercially reasonable efforts to complete the exchange offer not later than 60 days after the effective date.

        We will keep the exchange offer open for 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note, from the date of its original issue.

        In connection with the issuance of the old notes, we have arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See "—Consequences of failure to tender."

        We will be deemed to have accepted validly tendered old notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; transferability

        We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

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  you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

  •
  you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes (within the meaning of the Securities Act);

  •
  you are not, or the person or entity receiving such exchange notes is not, engaged in, and you do not, or such person or entity does not, intend to engage in, a distribution of the exchange notes (within the meaning of the Securities Act);

  •
  you are not, nor is any such person or entity, our "affiliate" (as such term is defined under Rule 405 under the Securities Act); and

  •
  you are not acting on behalf of any person or entity who could not truthfully make these statements.

        To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

        Any holder of old notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

  •
  will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

        Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.

Expiration of the exchange offer; extensions; amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                , 2014, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered old notes or, if any of the conditions described below under the heading "—Conditions" have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent.

        If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

        Any extension, delay, termination, waiver or amendment of the exchange offer will be followed as promptly as practicable by public announcement thereof by the making of a release through an appropriate news agency, such announcement in the case of an extension to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If we delay accepting any old notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any old notes deposited, pursuant to the eIange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer before the acceptance of the old notes, if:

  •
  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Eligibility; transferability" and "Plan of distribution."

Procedures for tendering

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

  •
  complete, sign and date the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        In addition, either:

  •
  the exchange agent must receive the old notes along with the letter of transmittal;

  •
  with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        For old notes to be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange agent" before expiration of the exchange offer.

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in the owner's name; or

  •
  obtain a properly completed bond power from the registered holder of old notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under "—Exchange agent."

        By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under "—Eligibility; transferability."

DTC book-entry transfer

        The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

        With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

        With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed delivery procedures

        Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

  •
  the tender is made through an eligible guarantor institution, which is defined above under "—Procedures for tendering";

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or a properly transmitted agent's message and notice of guaranteed delivery, in each case:

    •
    setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

    •
    stating that the tender is being made by guaranteed delivery; and

    •
    guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of tenders

        Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

        For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under "—Exchange agent."

        Any notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC; and

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for tendering" above at any time on or before expiration of the exchange offer.

        A holder may provide notice of withdrawal to the exchange agent at its offices listed under "—Exchange agent."

Exchange agent

        Computershare Trust Company, N.A. has been appointed as exchange agent for the exchange offer. We will only accept hard copies of the letter of transmittal or presentations via ATOP through DTC.

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	By Registered, Certified or Express Mail or by Overnight Courier: Computershare c/o Voluntary Corporate Actions, Suite V 250 Royall Street Canton, MA 02021
By Facsimile (for Eligible Institutions Only for Guarantee of Delivery Only): Computershare Trust Company, N.A. Facsimile: (617) 360-6810 Confirm By Telephone: (781) 575-2332

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Information agent

        Georgeson Inc. has been appointed as information agent for the exchange offer.

        Questions and requests for assistance or for additional copies of this prospectus or of the letter of transmittal and or related materials must be directed to the information agent by calling 866-257-5415 or by contacting the information agent addressed as follows:

By Mail:

 Georgeson Inc.
480 Washington Boulevard, 26th Floor
Jersey City, New Jersey 07310

Fees and expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees; and

  •
  our printing and mailing costs.

Transfer taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes for exchange notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged;

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes for exchange notes in the exchange offer.

        If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting treatment

        We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of failure to tender

        All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

  •
  to us (upon redemption thereof or otherwise);

  •
  pursuant to a registration statement which has been declared effective under the Securities Act;

  •
  for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a "qualified institutional buyer" as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A; or

  •
  pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.

Governing law

        The indenture, the exchange notes and old notes are governed by, and construed in accordance with, the laws of the State of New York.

Information regarding the registration rights agreement

        As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to:

  •
  file a registration statement on an appropriate registration form with respect to registered offers to exchange the old notes for exchange notes;

  •
  use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act; and

  •
  use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes under certain circumstances and to keep that shelf registration statement effective until the second anniversary of the issue date, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

        The requirements described in the first two bullets above under the registration rights agreement will be satisfied when we complete the exchange offer.

        In the event that (i) we have not exchanged exchange notes for all old notes validly tendered in accordance with the terms of the exchange offer or, if a shelf registration statement is required by the registration rights agreement and is not declared effective, on or prior to November 10, 2014 or (2) if applicable, a shelf registration statement covering resales of the old notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period (the 30th such date, the "Trigger Date"), then additional interest shall accrue on the principal amount of the old notes that are "registrable securities" at a rate of 0.25% per annum for the first 90-day period and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (a) November 11, 2014, in the case of (1) above, or (b) the Trigger Date, in the case of (2) above, until the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such old notes cease to be "registrable securities." In the case of a shelf registration statement required to be filed pursuant to a request by an initial purchaser, the increase in interest rate described above begins to apply on the later of November 10, 2013 and the 90th day following such request, if the shelf registration statement has not yet become effective.

        Under the registration rights agreement, we have also agreed to keep the registration statement for the exchange offer effective for 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

        Our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the old notes.

 Certain U.S. federal income tax considerations

        The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

        This discussion only applies to holders that are beneficial owners of old notes that purchased old notes in the initial offering at their original "issue price" (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations that may be relevant to subsequent purchasers of old notes or exchange notes. This discussion does not purport to address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status or that may be relevant to holders subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, United States expatriates, tax-exempt organizations, persons liable for the alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, "controlled foreign corporations," "passive foreign investment companies" or persons who hold old notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign income tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding old notes should consult their tax advisors regarding the tax consequences to them of exchanging old notes for exchange notes in the exchange offer.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange offer

        The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of exchange notes in the exchange offer, your basis in the exchange notes received in the exchange offer will be the same as your basis in the old notes surrendered in exchange therefor immediately before the exchange, and your holding period in the exchange notes will include your holding period in the old notes surrendered in exchange therefor.

 Plan of distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale until the earlier of 180 days after the expiration date of the exchange offer.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Until the earlier of 180 days after the date the exchange offer registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 Legal matters

        The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of The Cavanagh Law Firm as to all matters governed by the laws of the State of Arizona, the opinion of Katten Muchin Rosenman LLP as to all matters governed by the laws of the State of California and the opinion of Potter Anderson & Corroon LLP as to all matters governed by the laws of the State of Delaware.

Experts

        The consolidated financial statements of IAC/InterActiveCorp for the year ended December 31, 2012 (including the schedule appearing therein) appearing in Form 8-K filed on May 3, 2013, and the effectiveness of IAC/InterActiveCorp's internal control over financial reporting as of December 31, 2012 appearing in the Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and IAC/InterActiveCorp management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of About, Inc. for the year ended December 25, 2011 appearing in Form 8-K filed on May 3, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

IAC/InterActiveCorp

Offer to Exchange

4.875% Senior Notes due 2018
Registered under the Securities Act

for

A Like Principal Amount of Outstanding 4.875% Senior Notes due 2018

PROSPECTUS

            , 2014

IAC/INTERACTIVECORP
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

  IAC/InterActiveCorp

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        IAC/InterActiveCorp's Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide for indemnification of the corporation's directors and officers (and their legal representatives), and of those serving at the request of the corporation's board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized by the DGCL, except that the corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. IAC/InterActiveCorp's Amended and Restated By-Laws provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, directors and officers of IAC/InterActiveCorp may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such officers and directors serve as executive officers or directors of subsidiaries of IAC/InterActiveCorp, consistent with the indemnification provisions of the charter documents of such subsidiaries. IAC/InterActiveCorp has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. IAC/InterActiveCorp believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (4) for any transaction from which the director derived an improper personal benefit.

        IAC/InterActiveCorp's Restated Certificate of Incorporation provides for such limitation of liability.

Subsidiary Guarantor Registrants

  Delaware Corporation Guarantors—About, Inc.; Elicia Acquisition Corp.; HomeAdvisor, Inc.; IAC Search & Media, Inc.; Match.com International Holdings, Inc.; Match.com, Inc.; Mindspark Interactive Network, Inc.; Mojo Acquisition Corp.; People Media, Inc.; Shoebuy.com, Inc.; Tutor.com, Inc.

        For a description of Delaware law, see above under the heading "IAC/InterActiveCorp."

        About, Inc.'s Amended and Restated Certificate of Incorporation provides for indemnification, to the fullest extent legally permissible under the DGCL, of any and all persons whom About, Inc. has the power to indemnify under the DGCL. About, Inc.'s Amended and Restated By-Laws provide for indemnification of directors and officers, and of any person serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized under the laws of the State of Delaware, except that the corporation shall indemnify a person for a proceeding initiated by such person only if the proceeding was authorized by the board of directors. About, Inc.'s Amended and Restated By-Laws provide for mandatory advancement of expenses to directors and officers in defending any action, suit or proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification, except in the case of certain actions, suits or proceedings brought by the corporation and approved by the board of directors. About, Inc.'s Amended and Restated Certificate of Incorporation limits the liability of a director of the corporation for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

        Elicia Acquisition Corp.'s Certificate of Incorporation and By-Laws provide for indemnification, to the fullest extent permitted by the DGCL, of any director, officer, employee, or agent of the corporation, and of any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, except that the corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. Elicia Acquisition Corp.'s Certificate of Incorporation and By-Laws provide that the corporation shall advance expenses to directors, officers, employees, or agents in defending any action, suit or proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification, except in the case of certain actions, suits or proceedings brought by the corporation and approved by the board of directors. Elicia Acquisition Corp.'s Certificate of Incorporation and By-Laws also provide that the corporation may purchase and maintain insurance on behalf of directors, officers, employees, and agents against any liability which may be asserted against such persons. Elicia Acquisition Corp.'s Certificate of Incorporation limits the liability of a director of the corporation for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

        HomeAdvisor, Inc.'s Amended and Restated Certificate of Incorporation provides for indemnification, to the fullest extent permitted by the DGCL, of any director, or officer, employee, or agent of the corporation, and of any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise. HomeAdvisor, Inc.'s Amended and Restated Certificate of Incorporation provides that the corporation may advance expenses to directors, officers, employees, or agents in defending any action, suit or proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. HomeAdvisor, Inc.'s Amended and Restated Certificate of Incorporation also provides that the corporation may purchase and maintain insurance on behalf of directors, officers, employees, and agents against any liability which may be asserted against such persons. HomeAdvisor, Inc.'s Amended and Restated Certificate of

Incorporation limits the liability of a director of the corporation for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

        IAC Search & Media, Inc.'s Amended and Restated Certificate of Incorporation and By-Laws provide for indemnification of the corporation's directors and officers (and their legal representatives) to the fullest extent authorized by the DGCL, except that the corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors or in certain other circumstances, and also provide that the corporation may indemnify employees or agents of the corporation. IAC Search & Media, Inc.'s Amended and Restated Certificate of Incorporation and By-Laws provide for mandatory advancement of expenses to directors and officers, and to any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, in defending any action, suit or proceeding in advance of its final disposition, provided that if the DGCL so requires, such person provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification, and except in certain circumstances upon a determination that the person defending the action, suit or proceeding acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation. IAC Search & Media, Inc.'s Amended and Restated Certificate of Incorporation and By-Laws also provide that the corporation may maintain liability insurance on behalf of any person required or permitted to be indemnified under the corporation's By-Laws. IAC Search & Media, Inc.'s Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except to the extent such limitation of liability is not permitted under the DGCL.

        The Certificates of Incorporation of each of Match.com International Holdings, Inc., Match.com, Inc., Mojo Acquisition Corp., People Media, Inc. and Shoebuy.com, Inc. provide for indemnification, to the fullest extent permitted by the DGCL, of the corporation's directors and officers (and their legal representatives), any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, and, by action of the corporation's board, employees and agents of the corporation, to the fullest extent authorized by the DGCL, except that the corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. The Certificates of Incorporation of each of Match.com International Holdings, Inc., Match.com, Inc., Mojo Acquisition Corp., People Media, Inc. and Shoebuy.com, Inc. provide that the corporation shall advance expenses to directors, officers, employees, and agents in defending any proceeding in advance of its final disposition, provided that if the DGCL so requires, such director, officer, employee, or agent provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. The Certificates of Incorporation of each of Match.com International Holdings, Inc., Match.com, Inc., Mojo Acquisition Corp., People Media, Inc. and Shoebuy.com, Inc. also provide that the corporation may maintain insurance on behalf of directors, officers, employees, and agents against any liability which may be asserted against such persons. The Certificates of Incorporation of each of Match.com International Holdings, Inc., Match.com, Inc., Mojo Acquisition Corp., People Media, Inc. and Shoebuy.com, Inc. provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except to the extent such limitation of liability is not permitted under the DGCL.

        Tutor.com, Inc.'s Amended and Restated Certificate of Incorporation provides for indemnification, to the fullest extent permitted by the DGCL, of legal representatives, directors and officers, and any person serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, except that the corporation shall indemnify a person for a proceeding initiated by such person only if the proceeding was authorized by the board of directors. Tutor.com, Inc.'s Amended and Restated Certificate of Incorporation provides that if the DGCL requires, the corporation shall advance expenses to directors and officers (or employees and agents of the corporation if determined by action of the board) in defending any such proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. Tutor.com, Inc.'s Amended and Restated Certificate of Incorporation also provides that the corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, regardless of whether the corporation would have the power to indemnify that person against such expense, liability or loss under the DGCL.

  Delaware Limited Liability Company Guarantors—APN, LLC, Aqua Acquisition Holdings LLC; CityGrid Media, LLC; HTRF Ventures, LLC; IAC Falcon Holdings, LLC; IAC Search, LLC; Match.com, L.L.C.

        Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements of APN, LLC, CityGrid Media, LLC, IAC Falcon Holdings, LLC and IAC Search, LLC provide that the member will not be obligated or liable to the company, any creditor of the company or any other person for any losses, debts, obligations or liabilities of the company, except as otherwise agreed by the member, and, except as required by law, shall not be liable to such persons for the repayment of amounts received by the company. The limited liability company agreements of APN, LLC, CityGrid Media, LLC, IAC Falcon Holdings, LLC and IAC Search, LLC provide that none of the member or the managers, or any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of the foregoing, nor any officer, employee, representative or agent of the company, will be liable to the company or any other person for any act or omission taken or omitted in the reasonable belief that it is in or not contrary to the best interests of the company and is within such person's authority, provided it does not constitute fraud, willful misconduct, bad faith or gross negligence. The limited liability company agreements of APN, LLC, CityGrid Media, LLC, IAC Falcon Holdings, LLC and IAC Search, LLC also provide for indemnification of such persons, except in the case of fraud, willful misconduct, bad faith or gross negligence, and except if the claim was initiated by such person and was not authorized or consented to by the board. The limited liability company agreements of APN, LLC, CityGrid Media, LLC, IAC Falcon Holdings, LLC and IAC Search, LLC provide for mandatory advancement of expenses in defending any claim in advance of its final disposition upon an undertaking to repay such amount if it is ultimately determined that such person is not entitled to indemnification. The limited liability company agreement IAC Search, LLC further limits the liability of the managers to the fullest extent permitted by the Delaware Limited Liability Company Act.

        Aqua Acquisition Holdings LLC's limited liability company agreement provides for indemnification of the manager, except in the case of willful misfeasance or gross negligence and except to the extent it would be a violation of applicable law, and also provides for advancement of expenses, subject to the manager's agreement to reimburse such advance to the extent it is determined that the manager was not entitled to indemnification. Aqua Acquisition Holdings LLC's limited liability company agreement also limits the liability of the manager, except in the case of willful misfeasance, gross negligence or disloyalty and except to the extent such liability may not be waived, modified or limited under applicable law.

        HTRF Ventures, LLC's limited liability company agreement limits the liability of the member in its managerial capacity to the fullest extent permitted by the Delaware Limited Liability Company Act and provides that the member will not be obligated or liable to the Company, any creditor of the Company or any other person for any losses, debts, obligations or liabilities of the company, except as otherwise agreed by the member, and, except as required by law, shall not be liable to such persons for the repayment of amounts received by the company. HTRF Ventures, LLC's limited liability company agreement provides for indemnification of the member, including for any personal financial loss as a result of the deposit of personal funds or assumption of any personal obligation in connection with the assets acquired by the company, to the maximum extent permitted by law, except in the case of any material fraud, intentional misconduct or knowing violation of any law or regulation.

        Match.com, L.L.C.'s limited liability company agreement provides for indemnification of the member to the fullest extent permitted by applicable law for any act or omission performed or omitted in good faith and in manner reasonably believed to be within the scope of the authority conferred thereunder. Match.com, L.L.C.'s limited liability company agreement limited the liability of the member for the obligations or liabilities of the company, except to the extent provided in the Delaware Limited Liability Company Act.

  Arizona Limited Liability Company—People Media, LLC

        Section 29-610(A)(13) of the Arizona Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person.

        People Media, LLC's amended and restated operating agreement provides that except as otherwise provided by the Arizona Limited Liability Company Act, none of the member, any manager or any officer will be personally liable for any debt, obligation or liability of the company.

  California Limited Liability Company—Dictionary.com, LLC

        Section 17003(l) of the California Limited Liability Company Act permits a limited liability company to indemnify or hold harmless any person.

        Dictionary.com, LLC's amended and restated operating agreement provides that no manager or officer will be obligated personally for any debt, obligation or liability of the company, except as otherwise required therein or by law, that no member will be obligated or liable to the company, any creditor of the company or any other person for any losses, debts, obligations or liabilities of the company, except as set forth therein or as otherwise agreed to by such member, and that no member will be liable to the company, the managers of the company, creditors of the company or any other person for the repayment of amounts received from the company, except as set forth therein or required by law.

        Dictionary.com, LLC's amended and restated operating agreement provides that no member, manager, officer, employee, agent or representative of the company will be liable to the company or any other person who has an interest in or claim against the company for any loss, damage or claim, and to the fullest extent permitted by applicable law will be indemnified therefor, incurred by reason of any act or omission performed or omitted by such person in good faith and in a manner reasonably believed to be within the scope of authority conferred thereby, except in the case of any loss, damage or claim incurred by reason of such person's bad faith, fraud or willful misconduct. Dictionary.com, LLC's amended and restated operating agreement provides for the advancement of indemnified expenses in advance of the final disposition of any action, suit or proceeding provided it appears reasonably likely that the recipient is or will be entitled to indemnification and upon an agreement to repay such amounts if it is ultimately determined that the recipient is not entitled to be indemnified. Dictionary.com, LLC's amended and restated operating agreement also provides that the company may purchase and maintain insurance on behalf of any member, manager or officer, employee, agent or representative of the company.

  New York Corporation—Humor Rainbow, Inc.

        Section 721 of the New York Business Corporation Law (the "NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained, in fact, a financial profit or other advantage to which he was not legally entitled.

        Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe It his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. Section 723 of the NYBCL also provides that the indemnification provided for in Section 722 of the NYBCL is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723 of the NYBCL. Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Sections 722 and 723 of the NYBCL contain certain other provisions affecting the indemnification of directors and officers.

        Section 725(a) of the NYBCL provides that expenses advanced by the corporation pursuant to Section 723 of the NYBCL or allowed by a court pursuant to Section 724 of the NYBCL shall be repaid if the recipient is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

        Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (ii) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

        Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated or in certain other instances.

        Humor Rainbow, Inc.'s restated certificate of incorporation and amended bylaws provide for indemnification of all persons to whom it the company has the power to indemnify under Article 7 of the NYBCL to the fullest extent permitted thereunder. Humor Rainbow, Inc.'s amended bylaws provide for the advancement of expenses upon receipt of an undertaking to repay such amount as, and to the extent, required by the Section 725(a) of the NYBCL. Humor Rainbow, Inc.'s restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Section 402(b) of the NYBCL. Humor Rainbow, Inc.'s amended bylaws also provide that it may purchase and maintain insurance to indemnify directors, officers and employees and to indemnify the corporation for any obligation it incurs as a result of its indemnification of directors, officers and employees.

Item 21.    Exhibits

Exhibit No.		Description of Exhibit
3.1		Restated Certificate of Incorporation of IAC/InterActiveCorp. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form 8-A/A, filed on August 12, 2005)

3.2		Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on August 22, 2008)

3.3		Amended and Restated By-laws of IAC/InterActiveCorp (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on December 6, 2010)

3.4	**	Amended and Restated Certificate of Incorporation of About, Inc.

3.5	**	Amended and Restated By-laws of About, Inc.

3.6	**	Certificate of Formation of APN, LLC

3.7	**	Limited Liability Company Agreement of APN, LLC

3.8	**	Certificate of Formation of Aqua Acquisition Holdings LLC

3.9	**	Limited Liability Company Agreement of Aqua Acquisition Holdings LLC

3.10	**	Certificate of Formation of CityGrid Media, LLC

3.11	†	Limited Liability Company Agreement of CityGrid Media, LLC

Exhibit No.		Description of Exhibit
3.12	**	Articles of Organization of Dictionary.com, LLC

3.13	**	Amended and Restated Operating Agreement of Dictionary.com, LLC

3.14	**	Certificate of Incorporation of Elicia Acquisition Corp.

3.15	**	By-laws of Elicia Acquisition Corp.

3.16	†	Amended and Restated Certificate of Incorporation of HomeAdvisor, Inc.

3.17	†	By-laws of HomeAdvisor, Inc.

3.18	**	Certificate of Formation of HTRF Ventures, LLC

3.19	**	Limited Liability Company Agreement of HTRF Ventures, LLC

3.20	**	Restated Certificate of Incorporation of Humor Rainbow, Inc.

3.21	**	Amended By-laws of Humor Rainbow, Inc.

3.22	**	Amended and Restated Certificate of Incorporation of IAC Search & Media, Inc.

3.23	**	By-laws of IAC Search & Media, Inc.

3.24	**	Certificate of Formation of IAC Search, LLC

3.25	**	Limited Liability Company Agreement of IAC Search, LLC

3.26	**	Certificate of Incorporation of Match.com International Holdings, Inc.

3.27	**	By-laws of Match.com International Holdings, Inc.

3.28	*	Certificate of Incorporation of Match.com, Inc.

3.29	**	By-laws of Match.com, Inc.

3.30	**	Certificate of Formation of Match.com, L.L.C.

3.31	**	Limited Liability Company Agreement of Match.com, L.L.C.

3.32	**	Amended and Restated Certificate of Incorporation of Mindspark Interactive Network, Inc.

3.33	**	By-laws of Mindspark Interactive Network, Inc.

3.34	**	Certificate of Incorporation of Mojo Acquisition Corp.

3.35	**	By-laws of Mojo Acquisition Corp.

3.36	**	Amended and Restated Certificate of Incorporation of People Media, Inc.

3.37	**	By-laws of People Media, Inc.

3.38	**	Articles of Organization of People Media, LLC

3.39	**	Amended and Restated Operating Agreement of People Media, LLC

3.40	**	Amended and Restated Certificate of Incorporation of Shoebuy.com, Inc.

3.41	†	By-laws of Shoebuy.com, Inc.

3.42	**	Amended and Restated Certificate of Incorporation of Tutor.com, Inc.

3.43	**	By-laws of Tutor.com, Inc.

3.44	***	Certificate of Formation of IAC Falcon Holdings, LLC

Exhibit No.		Description of Exhibit
3.45	***	Limited Liability Company Agreement of IAC Falcon Holdings, LLC

4.1	†	Indenture, dated as of November 15, 2013, among the Issuer, the Guarantors party thereto and Computershare Trust Company, N.A.

4.2		In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments relating to long-term obligations of the Registrant have been omitted but will be furnished to the Commission upon request.

5.1	*	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2	*	Legal Opinion of The Cavanagh Law Firm

5.3	*	Legal Opinion of Katten Muchin Rosenman LLP

5.4	*	Legal Opinion of Potter Anderson & Corroon LLP

12.1	†	Computation of Ratio of Earnings to Fixed Charges

23.1	*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2	*	Consent of The Cavanagh Law Firm (contained in Exhibit 5.2)

23.3	*	Consent of Katten Muchin Rosenman LLP (contained in Exhibit 5.3)

23.4	*	Consent of Potter Anderson & Corroon LLP (contained in Exhibit 5.4)

23.5	*	Consent of Ernst & Young LLP

23.6	*	Consent of Ernst & Young LLP

24.1	†	Power of Attorney

25.1	†	Statement of Eligibility of Trustee

99.1	†	Form of Letter of Transmittal

99.2	†	Form of Notice of Guaranteed Delivery

99.3	†	Form of Letter from IAC/InterActiveCorp to Brokers, Dealers

99.4	†	Form of Letter to Clients

*
Filed herewith

**
Incorporated herein by reference to our Registration Statement on Form S-4, filed on May 3, 2013.

***
Incorporated by reference to our amended Registration Statement on Form S-4/A, filed on June 5, 2013.

†
Previously filed.

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and/or

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

IAC/INTERACTIVECORP
By:	/s/ JEFFREY W. KIP
	Name:	Jeffrey W. Kip
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Barry Diller	Chairman, Senior Executive and Director (Chairman of the Board) (Principal Executive Officer)	January 24, 2014
* Jeffrey W. Kip	Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Michael Schwerdtman	Senior Vice President and Controller (Principal Accounting Officer)	January 24, 2014
* Victor A. Kaufman	Vice Chairman and Director (Vice Chairman)	January 24, 2014
* Edgar Bronfman, Jr.	Director	January 24, 2014
* Chelsea Clinton	Director	January 24, 2014
* Sonali De Rycker	Director	January 24, 2014
* Michael D. Eisner	Director	January 24, 2014

Signature		Title	Date

* Donald R. Keough		Director	January 24, 2014
* Bryan Lourd		Director	January 24, 2014
* Arthur C. Martinez		Director	January 24, 2014
* David Rosenblatt		Director	January 24, 2014
* Alan G. Spoon		Director	January 24, 2014
* Alexander von Furstenberg		Director	January 24, 2014
* Richard F. Zannino		Director	January 24, 2014
*By:	/s/ JEFFREY W. KIP Name: Jeffrey W. Kip Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

ABOUT, INC.
By:	/s/ NEIL VOGEL
	Name:	Neil Vogel
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ NEIL VOGEL Neil Vogel		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Justin Squezello		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Jeff Spitzer		Vice President and Global Controller (Principal Accounting Officer)	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

APN, LLC
By:	/s/ JOEY LEVIN
	Name:	Joey Levin
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JOEY LEVIN Joey Levin		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Dan Fossner		Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)	January 24, 2014
* Joey Levin		Manager	January 24, 2014
* Adam Agensky		Manager	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

AQUA ACQUISITION HOLDINGS LLC
By:	/s/ JOEY LEVIN
	Name:	Joey Levin
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JOEY LEVIN Joey Levin		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Dan Fossner		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Edward Ferguson		Senior Vice President and Assistant Secretary, IAC Search & Media, Inc., Manager and Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

CITYGRID MEDIA, LLC
By:	/s/ JOEY LEVIN
	Name:	Joey Levin
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JOEY LEVIN Joey Levin		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Dan Fossner		Vice President (Principal Financial and Accounting Officer)	January 24, 2014
* Gregg Winiarski		Manager	January 24, 2014
* Jeffrey W. Kip		Manager	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

DICTIONARY.COM, LLC
By:	/s/ MICHELE TURNER
	Name:	Michele Turner
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ MICHELE TURNER Michele Turner		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Corbin Howes		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Jeff Spitzer		Vice President (Principal Accounting Officer)	January 24, 2014
/s/ JOANNE HAWKINS Joanne Hawkins		Senior Vice President, Deputy General Counsel and Assistant Secretary, IAC/InterActiveCorp, Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

ELICIA ACQUISITION CORP.
By:	/s/ JEFFREY W. KIP
	Name:	Jeffrey W. Kip
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JEFFREY W. KIP Jeffrey W. Kip		President (Principal Executive Officer)	January 24, 2014
* Michael Schwerdtman		Vice President (Principal Financial and Accounting Officer)	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

HOMEADVISOR, INC.
By:	/s/ CHRIS TERRILL
	Name:	Chris Terrill
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ CHRIS TERRILL Chris Terrill		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Paul Freeman		Chief Financial Officer (Principal Financial & Accounting Officer)	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

HTRF VENTURES, LLC
By:	/s/ JEFFREY W. KIP
	Name:	Jeffrey W. Kip
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JEFFREY W. KIP Jeffrey W. Kip		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Michael Schwerdtman		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
/s/ JOANNE HAWKINS Joanne Hawkins		Senior Vice President, Deputy General Counsel and Assistant Secretary, IAC/InterActiveCorp, Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

HUMOR RAINBOW, INC.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Controller (Principal Accounting Officer)	January 24, 2014
* Curtis Anderson		Director	January 24, 2014
* Jeff Dawson		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

IAC FALCON HOLDINGS, LLC
By:	/s/ JEFFREY W. KIP
	Name:	Jeffrey W. Kip
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JEFFREY W. KIP Jeffrey W. Kip		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Michael Schwerdtman		Vice President and Controller (Principal Financial and Accounting Officer)	January 24, 2014
/s/ JOANNE HAWKINS Joanne Hawkins		Senior Vice President, Deputy General Counsel and Assistant Secretary, IAC/InterActiveCorp, Manager and Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

IAC SEARCH & MEDIA, INC.
By:	/s/ DOUG LEEDS
	Name:	Doug Leeds
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ DOUG LEEDS Doug Leeds		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Spitzer		Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

IAC SEARCH, LLC
By:	/s/ JOEY LEVIN
	Name:	Joey Levin
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JOEY LEVIN Joey Levin		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Dan Fossner		Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Gregg Winiarski		Manager	January 24, 2014
/s/ JOANNE HAWKINS Joanne Hawkins		Manager	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

MATCH.COM INTERNATIONAL HOLDINGS, INC.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Controller (Principal Accounting Officer)	January 24, 2014
* Curtis Anderson		Director	January 24, 2014
* Jeff Dawson		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

MATCH.COM, INC.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Global Controller (Principal Accounting Officer)	January 24, 2014
/s/ GREGORY R. BLATT Gregory R. Blatt		Director and Executive Chairman	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

MATCH.COM, L.L.C.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Global Controller (Principal Accounting Officer)	January 24, 2014
/s/ JOANNE HAWKINS Joanne Hawkins		Vice President and Assistant Secretary, Match.com, Inc., Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

MINDSPARK INTERACTIVE NETWORK, INC.
By:	/s/ JOEY LEVIN
	Name:	Joey Levin
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ JOEY LEVIN Joey Levin		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Dan Fossner		Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Adam Agensky		Director	January 24, 2014
* Joey Levin		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

MOJO ACQUISITION CORP.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Controller (Principal Accounting Officer)	January 24, 2014
* Curtis Anderson		Director	January 24, 2014
* Jeff Dawson		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

PEOPLE MEDIA, INC.
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Curtis Anderson		Director	January 24, 2014
* Jeff Dawson		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

PEOPLE MEDIA, LLC
By:	/s/ SAM YAGAN
	Name:	Sam Yagan
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ SAM YAGAN Sam Yagan		Chief Executive Officer and President (Principal Executive Officer)	January 24, 2014
* Jeff Dawson		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Phil Eigenmann		Vice President and Controller (Principal Accounting Officer)	January 24, 2014
* Curtis Anderson		VP, General Counsel and Secretary, People Media, Inc., Manager and Sole Member	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

SHOEBUY.COM, INC.
By:	/s/ MICHAEL SORABELLA
	Name:	Michael Sorabella
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ MICHAEL SORABELLA Michael Sorabella		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* John Foristall		Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2014.

TUTOR.COM, INC.
By:	/s/ MANDY GINSBERG
	Name:	Mandy Ginsberg
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ MANDY GINSBERG Mandy Ginsberg		Chief Executive Officer (Principal Executive Officer)	January 24, 2014
* Kevin Donalds		Chief Financial Officer (Principal Financial Officer)	January 24, 2014
* Carmela Petrocelli		Controller (Principal Accounting Officer)	January 24, 2014
/s/ GREGORY R. BLATT Gregory R. Blatt		Director and Executive Chairman	January 24, 2014
* Gregg Winiarski		Director	January 24, 2014
* Jeffrey W. Kip		Director	January 24, 2014
*By	/s/ JOANNE HAWKINS Name: Joanne Hawkins Title: Attorney-in-Fact